EXHIBIT (11)

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                     NALCO CHEMICAL COMPANY AND SUBSIDIARIES



                                                              Three Months Ended                 Six Months Ended
(Amounts in thousands,                                            June 30                               June 30
except per share data)                                        1997             1996             1997           1996
                                                             ------           ------           ------         -----


Primary

Average shares outstanding                                   66,749           67,360           66,823         67,287

Net effect of dilutive stock options and shares
contingently  issuable-based on
the treasury stock method using
average market price                                             531             273              578            287
                                                             -------         -------          -------         -------


TOTALS                                                        67,280          67,633            67,401          67,574
                                                             =======         =======           =======         =======

Earnings from continuing operations                         $ 40,064        $ 34,470          $ 75,895        $ 64,478
Earnings discontinued operations,
net of income taxes                                                -           2,514                 -           4,279
                                                             --------        --------          --------        --------

Net earnings                                                   40,064          36,984            75,895          68,757

Preferred stock dividends,
net of income taxes                                            (2,875)         (2,842)           (5,753)         (5,697)
                                                              --------        --------          --------        --------

Net earnings to
common shareholders                                            $ 37,189        $ 34,142          $ 70,142        $ 63,060
                                                               ========        ========          ========        ========

Per share amounts
Earnings from continuing operations                             $  0.55         $  0.47           $  1.04         $  0.87
Earnings from discontinued operations,
net of income taxes                                                  -             0.03                 -            0.06
                                                               -------          -------          -------          -------

Net earnings to common shareholders                             $  0.55         $  0.50           $  1.04         $  0.93
                                                                =======         =======           =======         =======

                                  EXHIBIT (11)


                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                     NALCO CHEMICAL COMPANY AND SUBSIDIARIES



                                                                 Three Months Ended                 Six Months Ended
(Amounts in thousands,                                                 June 30                           June 30
except per share data)                                        1997             1996                1997           1996
                                                             ------           ------              ------          -----

Fully Diluted

      Average shares outstanding                              66,749           67,360             66,823         67,287

      Average dilutive effect of
      assumed conversion of ESOP
      convertible Preferred shares                             7,784            7,948              7,808          7,965

      Additional  shares assuming  exercise of dilutive
      stock options and shares contingently  issuable-based
        on  the  treasury  stock  method  using  the
      quarter-end market price, if higher
      than average market price                                  750              278                765            294
                                                               --------         --------         --------        --------

          TOTALS                                               75,283           75,586            75,396         75,546
                                                             ========         ========          ========       ========

  Earnings from continuing operations                        $ 40,064         $ 34,470          $ 75,895       $ 64,478
  Earnings from discontinued operations,
  net of income taxes                                              -             2,514              -             4,279
                                                             --------         --------         --------        --------

      Net earnings                                             40,064           36,984           75,895          68,757

      Additional ESOP contribution
      resulting from assumed
      conversion, net of income taxes                          (1,122)          (1,132)          (2,245)         (2,273)

  Tax adjustment on assumed
  common dividends                                               (261)            (231)            (522)           (461)
                                                               --------         --------         --------        --------

      Net earnings to
  common shareholders                                          $ 38,681         $ 35,621         $ 73,128        $ 66,023
                                                               ========         ========         ========        ========

Per share amounts:
Earnings from continuing operations                             $  0.51         $  0.44           $  0.97         $  0.82
Earnings from discontinued operations,
net of income taxes                                                -               0.03              -               0.05
                                                               -------          -------          -------          -------

Net earnings to common shareholders                             $  0.51         $  0.47           $  0.97         $  0.87
                                                                =======         =======           =======         =======

